CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Novo Integrated Sciences, Inc. of my report dated December 6, 2017, relating to the financial statements, which appears in this Form 10-K.

AJ Robbins CPA LLC
Denver, Colorado
December 6, 2017